Exhibit 99.1

NEWS RELEASE
Contact: Bob Butter, Corporate Communications / Office: 412-820-1347 / Cell: 412-736-6186 / bbutter@tollgrade.com
TOLLGRADE COMPLETES ACQUISITION OF BROADBAND TEST DIVISION OF TERADYNE
Expands Tollgrade’s Global Footprint of Broadband Network Testing
PITTSBURGH, AUGUST 1, 2007 — Tollgrade Communications, Inc. (NASDAQ: TLGD), a leading supplier of network service assurance products for the cable and telecom industries, announced today that it has completed its acquisition of the Broadband Test Division of Teradyne, Inc. (NYSE: TER).
On May 31, 2007, Tollgrade signed an agreement to acquire substantially all the assets and to assume certain specified liabilities of Teradyne’s Broadband Test Division for approximately $12 million, subject to adjustments for certain items. Tollgrade preliminarily expects that the acquisition will be accretive to GAAP earnings per share in fiscal year 2007, and could add up to $10 million to 2007 revenues.
“The addition of the Broadband Test Division from Teradyne to our portfolio significantly expands our leading market share of total metallic access lines under test by service providers around the world,” said Mark B. Peterson, Tollgrade’s President and Chief Executive Officer. “We will now have a more extensive international market presence with employees and offices located throughout Europe to serve the Broadband Test Division’s existing customers, as well as Tollgrade’s current and prospective customers who seek to roll-out triple-play networks and services more quickly and efficiently. The integration of this acquisition into Tollgrade adds volume and capability to our already strong broadband service assurance business,” he added.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and status monitoring products, and next generation network assurance technologies for the broadband marketplace. Tollgrade’s customers range from the top RBOCs (Regional Bell Operating Companies) and Cable providers, to numerous independent telecom, cable and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of cable and telecom companies offering current and emerging triple play services. Tollgrade, headquartered near Pittsburgh in Cheswick, Pa., and its products and customer reach span over 350 million embedded access lines, more than any other test and measurement supplier. For more information, visit Tollgrade’s web site at www.tollgrade.com.
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s anticipated effect of the acquisition on 2007 revenue and earnings results, and the
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399 / Fax: 412-820-1530
30 Knightsbridge Road Suite 601/Piscataway, NJ 08854/732-743-6720/Fax: 732-980-0284
Telco Support: 800-777-5405/ Cable Support (TAC): 941-373-6850 or 888-486-3510
www.tollgrade.com

Company’s ability to introduce next generation network technologies into existing customer infrastructures and to execute its strategies. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward-looking statements:” (a) inability to secure key relationships with key suppliers, customers and employees of the acquired business; (b) the ability to successfully integrate the acquired business and to effectuate the synergies and achieving revenues and targets necessary to make the acquisition accretive during 2007, and management distraction from other important strategic initiatives that may be caused as a result; (c) inability to gain market acceptance of our products in the new international customer base; (d) possible delays in, or the inability to complete, the renewal of significant maintenance contracts with certain of the customers of the acquired business, or to complete negotiation and execution of agreements with new customers; (e) our ability to close certain international opportunities, due to numerous risks and uncertainties inherent in international markets; (f) our dependence upon a limited number of third party subcontractors to manufacture certain aspects of the products we sell; (g) the ability to manage the risks associated with and to grow our business; and (h) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.
Other factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2006 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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